Exhibit 99.1

CONTACTS

Media:

David Roznowski

T +1 734.254.3255

David.J.Roznowski@adient.com

Investors:

Mark Oswald

T +1 732.254.3372

Mark.A.Oswald@adient.com

Adient completes separation from Johnson Controls International;                  begins trading today on NYSE

NEW YORK, Oct. 31, 2016 — Adient (NYSE:ADNT) announced its debut as an independent, publicly traded corporation and the completion of its separation from Johnson Controls International. The company’s shares begin trading today on the New York Stock Exchange under the symbol “ADNT.”

Adient is the world’s largest global automotive seating supplier, supporting all major automakers in differentiating vehicles through superior quality, technology and performance. With 75,000 employees, the company operates 230 manufacturing & assembly plants in 33 countries.  In addition, Adient is well-positioned in the growing China market, where it has 17 seating joint ventures (JVs) operating 60 manufacturing locations in 32 cities.

The distribution of Adient ordinary shares took place at 12:01 a.m. ET on October 31, 2016.  Adient issued one ordinary share for every ten Johnson Controls shares held on October 19, 2016, the record date for the distribution. No fractional shares of Adient were issued.

Adient’s Chairman and Chief Executive Officer R. Bruce McDonald and other members of Adient’s executive management team participated in the opening bell-ringing ceremony on the floor of the New York Stock Exchange to celebrate the official “day one” for Adient.

“Ringing the opening bell at the New York Stock Exchange is more than symbolic,” said McDonald. “It signifies Adient’s ability to operate as an independent company and invest in the business to drive profitable growth and, ultimately, value to our shareholders, customers and employees.”

As an independent company, Adient plans to increase investments in innovative products and technologies that address trends such as autonomous driving, electrification, slim and lightweight seating, and consumer personalization. The company also expects to take advantage of opportunities in adjacent markets outside of the traditional automotive industry, such as in commercial vehicle, passenger train and aircraft seating.

McDonald reiterated the strength that Adient brings to the market and shareholders as an independent company.

Investment Thesis

•                  Leading and strengthening market position

•                  A customer portfolio that is the envy of the industry

•                  Well diversified revenue base

•                  Industry leading position in China

•                  Improving profitability; opportunity for further margin enhancement

•                  Solid and improving cash flow generation

More information on Adient’s investment thesis is available at the Adient website under investor relations. For more information on Adient, please visit adient.com

About Adient:

Adient is a global leader in automotive seating. With 75,000 employees operating 230 manufacturing/assembly plants in 33 countries worldwide, we produce and deliver automotive seating for all vehicle classes and all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. Our integrated, in-house skills allow us to take our products from research and design all the way to engineering and manufacturing — and into more than 25 million vehicles every year.

Cautionary Statement Regarding Forward-Looking Statements:

Adient plc has made statements in this document that are, or could be, deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and therefore subject to risk and uncertainties, including statements regarding Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals.  Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements.  Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the impact of the spin-off on Adient’s businesses, competitive responses to the spin-off, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, Adient’s relationships with its customers and suppliers, the availability of raw materials and component products, currency exchange rates and other factors discussed in the section entitled “Risk Factors” in the information statement filed as Exhibit 99.1 to Adient’s registration statement on Form 10 and amendments thereto. The forward-looking statements are made only as of the date of this document and, except as required by law, Adient assumes no obligation to update such statements to reflect events or circumstances occurring after the date of this document.

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